UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2026

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HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 October Hill Road

Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HBIO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 23, 2026, the Board of Directors of Harvard Bioscience, Inc. (the “Company”) approved management’s comprehensive plan, referred to as Project Viking, for the strategic consolidation of its manufacturing operations to improve efficiency and support long-term growth.

The Company will close its manufacturing facility in Holliston, MA and transition U.S. production to its manufacturing hub in Minneapolis, MN. Certain operations will also be relocated to facilities in Germany, Sweden, and the UK, aligning specific product lines with their designated center of excellence and most strategically advantageous logistical location. The Company expects the initiative to deliver approximately $3 million in cost savings in 2027, and approximately $4 million in annual cost savings beginning in 2028, while improving throughput and execution. The savings include reduced overhead, SKU rationalization, improved asset utilization, and targeted reconfiguration of the Company’s workforce across impacted operations.

The Company expects to incur pre-tax restructuring charges related to Project Viking in the range of approximately $3.4 to $4.4 million, including non-cash asset write-off and/or accelerated depreciation charges in the range of approximately $0.6 to $0.7 million, primarily related to the exit of production activities and manufacturing operations at the Holliston, MA manufacturing site. These amounts are estimates and are subject to future changes.

We may incur additional charges in connection with Project Viking and will provide an estimate of any additional charges when known. Restructuring actions under the program are expected to be substantially complete by the first half of 2027. Future actions by the Company or changes in circumstances from current assumptions may cause actual results and future cash payments to differ.

Item 7.01. Regulation FD Disclosure.

On January 29, 2026, the Company issued a press release relating to Project Viking. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” “believe” and similar expressions or statements that do not relate to historical matters. Forward-looking statements include, but are not limited to, information concerning the expected impact of Project Viking on our operations, future financial and operational performance and matters relating to our ability to continue as a going concern and fund our operations. Forward-looking statements are not guarantees of future performance and involve known and unknown uncertainties, risks, assumptions, and contingencies, many of which are outside the Company’s control. Risks and other factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include those described in the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K as well as in the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements are based on the Company’s expectations and assumptions as of the date of this report. Except as required by law, the Company assumes no obligation to update forward-looking statements to reflect any change in expectations, even as new information becomes available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 29, 2026
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: January 29, 2026	By:	/s/ Mark Frost
Mark Frost
Interim Chief Financial Officer